UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☒	Definitive Information Statement

ERICKSON INCORPORATED

(Name of Registrant as Specified in its Charter)

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NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF

THE OUTSTANDING COMMON STOCK OF ERICKSON INCORPORATED

Dear Erickson Stockholder:

The enclosed Information Statement is being furnished by the board of directors of Erickson Incorporated, a Delaware corporation, to the holders of record of our common stock at the close of business on July 2, 2015, or the Record Date, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The purpose of the enclosed Information Statement is to inform our stockholders of action taken by written consent of the holders of a majority of our common stock. The enclosed Information Statement shall be considered the notice required under Section 228 of the Delaware General Corporation Law.

The following action was authorized by written consent of the holders of a majority of our outstanding common stock: approval and adoption of the CEO Plan & Stock Option Agreement, or the Plan and Agreement. The action facilitates our providing an incentive to retain our Chief Executive Officer through the grant of an option to purchase shares of our common stock pursuant to the Plan and Agreement.

The written consent we have received constitutes the only stockholder approval required under the Delaware General Corporation Law and our Third Amended and Restated Certificate of Incorporation and our Third Amended and Restated Bylaws to approve and adopt the Plan and Agreement. Our board of directors is not soliciting your consent or your proxy in connection with this action and neither consents nor proxies are being requested from stockholders. The action taken by the written consent will not become effective until the date that is 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to holders of our common stock as of the Record Date. Promptly following this date, we expect to grant our Chief Executive Officer an option award pursuant thereto.

THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO

STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH

IS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY

AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

Date of this Notice and the enclosed Information Statement: July 9, 2015.

Sincerely yours,

/s/ Eric Struik
Eric Struik Chief Financial Officer

ERICKSON INCORPORATED

5550 SW MACADAM AVENUE, SUITE 200

PORTLAND, OREGON 97239

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND

YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

GENERAL INFORMATION

Erickson Incorporated, a Delaware corporation, with its principal executive offices located at 5550 SW Macadam Avenue, Suite 200, Portland, Oregon 97239, is sending you the enclosed Notice and this Information Statement to notify you of actions that the holders of a majority of our outstanding common stock have taken by written consent in lieu of a special meeting of stockholders. References in this Information Statement to the “Company,” “we,” “our,” “us,” “Erickson” and “EAC” are to Erickson Incorporated.

Copies of this Information Statement are being mailed on or about July 9, 2015, to the holders of record of our common stock at the close of business on July 2, 2015, which we refer to as the “Record Date.”

Action by Written Consent

The following action was authorized by written consent of the holders of a majority of our outstanding common stock as of the Record Date in lieu of a special meeting of stockholders, which we refer to as the “Written Consent”:

•	Approval and adoption of the CEO Plan & Stock Option Agreement, or the Plan and Agreement

The action facilitates our providing an incentive to retain our Chief Executive Officer through the grant of an option to purchase shares of our common stock pursuant to the Plan and Agreement. The action taken by the Written Consent will not become effective until the date that is 20 calendar days after this Information Statement is first mailed or otherwise delivered to holders of our common stock as of the Record Date. Promptly following this date, we expect to grant our Chief Executive Officer an option award pursuant thereto.

Stockholders Entitled to Receive Notice of Action by Written Consent

Under Section 228 of the General Corporation Law of the State of Delaware, our Third Amended and Restated Certificate of Incorporation and our Third Amended and Restated Bylaws, any action that may be taken at any annual or special meeting of our stockholders may be taken without a meeting, without prior notice and without a vote, by written consent. The written consent must set forth the action so taken and be signed by the holders of our outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted. Prompt notice of any action so taken by written consent must be provided to all holders of our common stock as of the Record Date.

Our common stock was the only outstanding class of voting capital stock as of the Record Date. Each share of our common stock entitles its holder to one vote on each matter submitted to stockholders. There will be no vote on the approval and adoption of the Plan and Agreement because the holders of a majority of our outstanding common stock have already provided their written consent for such approval and adoption. No other votes are required or requested.

Only holders of record of our common stock at the close of business on the Record Date are entitled to notice of the action taken by the Written Consent. As of the Record Date, 13,833,174 shares of our common stock were outstanding and entitled to take action by written consent and to receive notice of the action taken by the Written Consent. As of the Record Date, ZM EAC LLC, ZM Private Equity Fund I, L.P., ZM Private Equity Fund II, L.P. and 10th Lane Finance Co., LLC, to which we refer together as the ZM Funds, collectively held of record 7,543,064 shares of our common stock, which represented approximately 54.5% of the outstanding shares of our common stock. Quinn Morgan, who serves on our board of directors, is the managing member of ZM EAC LLC. Mr. Morgan and Kenneth Lau, our former director whose service terminated in March 2015, are managers of ZM Private Equity Fund I, L.P., ZM Private Equity Fund II, L.P. and 10th Lane Finance Co.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the earliest date that the corporate action taken pursuant to the Written Consent can become effective is 20 calendar days after the first mailing or other delivery of this Information Statement to holders of our common stock as of the Record Date. The action taken by the Written Consent will not become effective until the date that is 20 calendar days after this Information Statement is first mailed or otherwise delivered to holders of our common stock as of the Record Date. Promptly following this date, we expect to grant our Chief Executive Officer an option award pursuant the Plan and Agreement.

We recommend that you read this Information Statement in its entirety for a full description of the action approved by the holders of a majority of our outstanding common stock.

Dissenters’ Rights of Appraisal

Stockholders do not have any dissenters’ rights or appraisal rights in connection with the approval and adoption of the Plan and Agreement.

Costs of the Information Statement

We are mailing this Information Statement and will bear the costs associated therewith. We are not making any solicitations. We will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of our common stock.

REASONS FOR THE APPROVAL AND ADOPTION OF THE PLAN AND AGREEMENT

On June 29, 2015, the compensation committee of our board of directors, or the Compensation Committee, approved and adopted the Plan and Agreement. On June 29, 2015, the holders of a majority of our outstanding common stock as of the Record Date approved and adopted the Plan and Agreement pursuant to the Written Consent. The Compensation Committee determined that it is in our best interests to provide an incentive to retain our Chief Executive Officer by adopting the Plan and Agreement. We previously agreed, pursuant to the February 2015 Executive Employment Agreement with Jeffrey G. Roberts, our Chief Executive Officer, to grant Mr. Roberts an incentive stock option such as that contemplated in the Plan and Agreement. We believe providing such options will help align his interests with those of our stockholders.

SUMMARY OF THE PLAN AND AGREEMENT

The major features of the Plan and Agreement are summarized below. The summary is qualified in its entirety by reference to the full text of the Plan and Agreement, which is attached to this Information Statement as Appendix A.

Eligible Participant

Our Chief Executive Officer, Mr. Roberts, is the sole person eligible to receive an award under the Plan and Agreement.

Administration

The Plan and Agreement will be administered by the Compensation Committee, presently consisting of Gary R. Scott, Meredith Siegfried and James L. Welch. The Compensation Committee has the authority to grant the option contemplated in the Plan and Agreement to Mr. Roberts. The Compensation Committee may interpret the Plan and Agreement, the notice of grant thereunder, and any other agreement or document employed in administering the Plan and Agreement. The Compensation Committee may also amend the Plan and Agreement or, once granted and outstanding, the terms of the option contemplated therein to the extent permitted under the Plan and Agreement. Unless an amendment is necessary to comply with applicable law or government regulation, an amendment may not adversely affect any unexercised portion of the option contemplated in the Plan and Agreement without the consent of the participant.

Available Shares and Limitations on Awards

A maximum of 165,000 shares of our common stock are available for issuance under the Plan and Agreement. The shares of our common stock covered by the Plan and Agreement are authorized but unissued shares.

The only award authorized under the Plan and Agreement is an option to purchase 165,000 shares of our common stock we may issue to Mr. Roberts. If the Compensation Committee grants the option to Mr. Roberts and it subsequently expires, is forfeited or is terminated, then the shares of our common stock subject to the option will not become available for future awards under the Plan and Agreement.

Type of Award and Terms of Award

Under the Plan and Agreement, Mr. Roberts may be awarded an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code.

The exercise price per share to be paid by the participant at the time the option is exercised will be equal to:

•	for 55,000 shares of our common stock, the closing market price per share as of the date of grant;

•	for 55,000 shares of our common stock, the closing market price per share as of the date of grant plus $2.50; and

•	for 55,000 shares of our common stock, the closing market price per share as of the date of grant plus $5.00.

As of July 7, 2015, the closing price per share of our common stock on the NASDAQ Global Market was $3.51. The total purchase price of the shares of our common stock to be purchased upon exercise of the option contemplated in the Plan and Agreement will be paid by the participant in cash unless the Compensation Committee allows exercise payments to be made, in whole or in part, (i) by means of a broker-assisted cashless exercise program, (ii) by a “net exercise” of the option in which a portion of the shares of our common stock otherwise issuable upon exercise of the option are withheld by us, or (iii) by delivery to us (or attestation as to ownership) of shares of our common stock already owned by the participant. Any shares of our common stock delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date. Twenty percent of the shares of our common stock subject to the option will vest and become exercisable on March 3, 2016, and the remaining shares of our common stock subject to the option will vest and become exercisable at a rate of 5% per quarter over the course of the following four years (which vesting formula will be applied such that the vested shares are those shares of our common stock subject to the option then having the lowest exercise price per share). The option contemplated in the Plan and Agreement will terminate on the tenth anniversary of its grant date, unless sooner exercised or terminated in connection with the participant’s termination of service or a change in control.

Transferability of Award

In general, the option contemplated in the Plan and Agreement may not be assigned or transferred by the participant, except by will or the laws of descent and distribution. Any shares of our common stock acquired upon exercise of the option will be subject to restrictions on transfer under federal and state securities laws, and any disposition within two years of the grant date of the option or one year of the date of transfer of the shares to the participant upon exercise of the option may disqualify the option from being treated as an incentive stock option. No shares of our common stock acquired upon exercise of the option may be sold or otherwise disposed of in any manner that violates any of the provisions of the Plan and Agreement.

Effect of Termination of Service

If the participant’s employment or other service relationship with us and our subsidiaries is terminated, the Plan and Agreement provides that the option contemplated therein will terminate to the extent it is unvested, and any vested portion of the option will continue to be exercisable for a period of time after termination, depending on the reason for the termination. In the event of a termination due to disability or death, the vested portion of the option may be exercised within 365 days after the date on which the participant’s service terminated. However, if the participant’s service is terminated for cause, the option will terminate in its entirety immediately. If the participant’s service terminates for any other reason, the vested portion of the option will continue to be exercisable for 90 days after the date on which the participant’s service terminated. In no event will the option be exercisable more than ten years after the grant date.

Effect of Change in Control

If a change in control occurs and the participant’s service has not terminated prior to the change in control, then the option contemplated in the Plan and Agreement will become immediately vested and exercisable as of the day immediately prior to the consummation of the change in control.

In a change in control in which our stockholders receive a majority of the consideration in cash, the Compensation Committee may cancel the option contemplated in the Plan and Agreement and pay the participant the equivalent value of the option at the time of the change in control. If the option has an exercise price greater than or equal to the fair market value of our common stock in such change in control transaction, the option may be cancelled without payment.

For purposes of the Plan and Agreement, “change in control” means a change in ownership of us in which a person or group acquires ownership of our stock that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of our stock (unless such person or group already held more than 50% of our stock), or (2) a change in effective control of us in which a person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of our stock possessing 30% or more of the total voting power of our stock or a majority of members of our board of directors is replaced during any 12-month period by directors whose appointment is not endorsed by a majority of the members of our board of directors, or (3) a change in the ownership of a substantial portion of our assets with a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of our assets.

Share Adjustment Provisions

If any change in our common stock is effected without our receiving any consideration, such as a reorganization, reincorporation, recapitalization, stock dividend, stock split, spin-off, or other similar change in our capital structure or upon the payment of a non-cash dividend or distribution, the Compensation Committee will make appropriate and proportionate adjustments to the number, exercise price and kind of shares subject to the option contemplated in the Plan and Agreement.

Term of the Plan and Agreement

The only award authorized under the Plan and Agreement is an option to purchase 165,000 shares of our common stock to Mr. Roberts. Promptly following the effective date of the action taken by the Written Consent, we expect to grant Mr. Roberts the option pursuant to the Plan and Agreement. The option will terminate on the tenth anniversary of its grant date, unless sooner exercised or terminated in connection with the participant’s termination of service or a change in control.

Amendment of the Plan and Agreement

The Compensation Committee may amend the Plan and Agreement or, once granted and outstanding, the terms of the option contemplated therein to the extent permitted under the Plan and Agreement. Unless an amendment is necessary to comply with applicable law or government regulation, an amendment may not adversely affect any unexercised portion of the option contemplated in the Plan and Agreement without the consent of the participant.

New Plan Benefits

The following table sets forth certain information with respect to the option award we expect to grant to our Chief Executive Officer pursuant to the Plan and Agreement promptly following the effective date of action taken by the Written Consent.

Name and Position	Number of Units
Jeffrey G. Roberts, President and Chief Executive Officer	165,000 shares of our common stock
Udo Rieder, President and Chief Executive Officer(1)	0
Eric Struik, Chief Financial Officer	0
Edward Rizzuti, Vice President, General Counsel and Corporate Secretary(2)	0
All executive officers as a group	165,000 shares of our common stock
All non-executive directors as a group	0
All non-executive officer employees as a group	0

(1)	Mr. Rieder’s service as our President and Chief Executive Officer terminated on March 31, 2015.
(2)	Mr. Rizzuti’s service as our Vice President, General Counsel and Corporate Secretary terminated on June 26, 2015.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a description of the principal U.S. federal income tax consequences to the participant and to us with respect to an award of incentive stock options as contemplated in the Plan and Agreement, based on current statutes, regulations and interpretations, all of which are subject to change, possibly with retroactive effect. This description is not intended to be complete and does not discuss the income tax laws of any city, state or foreign jurisdiction.

If the participant is granted an incentive stock option under the Plan and Agreement, the participant will not recognize taxable income upon grant of the option. Additionally, the participant will not recognize taxable income upon exercise of the option. However, the excess of the fair market value of the shares of our common stock acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares of our common stock acquired upon exercise of an incentive stock option are held for at least two years from the grant date of the option and one year from the date of the transfer of the shares to the participant upon exercise of the option, the gain or loss upon disposition of the shares of our common stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. The amount of the gain or loss will generally be equal to the difference between the fair market value on the date of disposition and the adjusted basis in the shares, which is generally the exercise price (and for alternative minimum tax purposes may also include any spread treated as an item of income for such purposes).

Except in the event of the participant’s death, if the holding period requirements are not met, the option will be treated as one that does not meet the requirements of Code for incentive stock options. In this case, the participant will generally recognize ordinary income in the year of disposition equal to the lesser of: (i) the difference between the fair market value of the shares of our common stock on the date of exercise and the exercise price, or (ii) the actual gain realized on the disposition (sale proceeds minus the exercise price paid). Any additional gain in excess of the participant’s adjusted basis in the shares of our common stock subject to the option will be taxable as capital gain and any loss will be a capital loss. The applicable capital gain tax rate will depend on the length of the participant’s holding period. The participant’s adjusted basis generally will be the sum of the exercise price paid and the amount of ordinary income recognized upon the disqualifying disposition (which for alternative minimum tax purposes may also include any spread treated as an item of income for such purposes). We would generally be entitled to a tax deduction equal to the ordinary income the participant recognizes, except to the extent such deduction is limited by applicable provisions of the Code.

The option contemplated in the Plan and Agreement will be deemed a nonqualified stock option to the extent the aggregate fair market value of the common stock subject to incentive stock options exercisable by the participant for the first time in any calendar year, under the Plan and Agreement and under any other stock option plans of ours, would exceed $100,000, determined in accordance with Section 422(d) of the Code.

We are not required to withhold income or employment taxes upon either the participant’s exercise of an incentive stock option or disposition of shares of our common acquired upon exercise. The participant will be responsible for including as income in the participant’s tax return any alternative minimum taxable income resulting from exercise of an incentive stock option or any compensation recognized as ordinary income upon a disqualifying disposition. We intend to report to the Internal Revenue Service any such ordinary income resulting from a disqualifying disposition. The participant may need to pay quarterly estimated tax or increase income tax withholding from wages to avoid penalties for underpayment of estimated tax.

The foregoing description assumes that the option discussed is either not considered a “deferred compensation arrangement” subject to the requirements of Section 409A of the Code or has been structured to comply with these requirements. If the option fails to comply, in operation or form, with applicable requirements of Section 409A of the Code, the participant would generally be required to include in income when the option vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.

EXECUTIVE COMPENSATION

2014 Summary Compensation Table

The following table sets forth information concerning the compensation of our principal executive officer and our next two most highly-compensated executive officers during 2014. We refer to these persons as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)		Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Udo Rieder,	2014	347,789	40,000		—	—	46,154	433,943
President and Chief Executive Officer(4)	2013	343,270	120,000		—	182,350	—	645,620
Eric Struik,	2014	248,954	—		—	—	40,016	288,970
Chief Financial Officer(5)	2013	79,327	100,000	(5)	208,340	29,833	50,197	467,697
Edward Rizzuti,	2014	204,231	20,000		—	—	20,769	245,000
Vice President, General Counsel and Corporate Secretary(6)	2013	216,721	60,000		—	93,780	—	370,501

(1)	Performance-based bonuses are generally paid under our executive bonus plan and reported as Non-Equity Incentive Plan Compensation. Except as otherwise noted, amounts reported as Bonus represent awards under the 2013 Retention Bonus Plan granted to the recipient on May 2, 2013, which were paid in four equal installments on the quarterly anniversary of the grant date subject to the recipient’s continued service.
(2)	Amounts represent the aggregate grant date fair value of all stock awards without regard to forfeitures, computed in accordance with FASB ASC Topic 718. The assumptions used with respect to the valuation are set forth in “Erickson Air-Crane Incorporated Consolidated Financial Statements – Notes to Financial Statements – Note 2 – Summary of Significant Accounting Policies – Stock-Based Compensation” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.
(3)	Except for relocation expense reimbursement for Mr. Struik (see note 5), amounts reflect holiday and vacation pay.
(4)	Mr. Rieder’s service as our President and Chief Executive Officer terminated on March 31, 2015.
(5)	Mr. Struik commenced employment with us on September 9, 2013. His compensation for 2013 reflects the partial year of employment. Mr. Struik received a reimbursement of relocation expenses in the amount of $13,970 and $50,197 for 2014 and 2013, respectively. Mr. Struik received a signing bonus of $100,000 relating to his hire, which was paid in 2014.
(6)	Mr. Rizzuti’s service as our Vice President, General Counsel and Corporate Secretary terminated on June 26, 2015.

Employment Agreements

We have entered into employment agreements with each of Messrs. Rieder, our former President and Chief Executive Officer, Roberts, our current President and Chief Executive Officer, and Rizzuti, our former Vice President, General Counsel and Corporate Secretary. These agreements provide for the payment of an annual base salary and non-equity incentive plan payment opportunities, as well as participation by each of them in the benefit plans and programs generally maintained by us for senior executives from time to time.

We or the employee may terminate the applicable employment agreement at any time. Upon termination of employment by us without “cause,” by the executive for “good reason” following a “change in control,” or as a result of the executive’s death or disability, the executive is entitled to receive: (1) a basic termination payment equal to (i) the executive’s base salary earned through the date of termination, plus (ii) continued payment of the executive’s base salary for a specified time following the termination date; and (2) continuation of health benefits for a specified period of time after termination of employment at the same rate that was paid by the executive before termination of employment.

The specific severance payments and continuation periods for health benefits provided in the employment agreements with our named executive officers are summarized below:

•	Mr. Rieder, our former President and Chief Executive Officer: (i) a monthly sum equal to his monthly base salary in effect at such time for a period of 12 months and (ii) continuation of health benefits for Mr. Rieder and his family for that same period.

•	Mr. Roberts, our current President and Chief Executive Officer: (i) a monthly sum equal to his monthly base salary in effect at such time for a period of 12 months and (ii) continuation of health benefits for Mr. Roberts and his family for that same period.

•	Mr. Rizzuti, our former Vice President, General Counsel and Corporate Secretary: (i) a monthly sum equal to his monthly base salary in effect at such time for a period of nine months and (ii) continuation of health benefits for Mr. Rizzuti and his family for that same period.

The employment agreements each contain confidentiality, non-compete, and non-solicitation provisions, and subject the payment of severance benefits to the executive executing a general release of all claims against us and our affiliates.

Annual Non-Equity Incentive Plan

Our board of directors and the Compensation Committee have the authority to award discretionary annual non-equity incentive plan payments to our named executive officers and other employees. These payments are intended to compensate our named executive officers and other employees for individual performance, for our overall financial performance, and for achieving important milestones. Payment levels vary depending on the individual recipient and generally take into account such factors as our overall financial performance, including our liquidity position; the recipient’s individual performance; and other operating and non-operating elements we deem relevant. Our non-equity incentive plans do not provide for threshold or maximum amounts, but, rather, provide for a single estimated payout based on accomplishing the designated performance measures. We may also make additional discretionary cash incentive payments to key employees who contribute significantly to our strategic and long-term performance objectives and growth.

Non-equity incentive plan payments ordinarily are determined and communicated to our employees following the completion and delivery of our annual audit. Our employees, including our executives, are not entitled to any non-equity incentive plan payment unless they are employed by us on the date of payment. Incentive payments, if any, are paid in a single installment, typically in the first quarter of the year. Our board of directors uses financial measures to determine the aggregate incentive pool and makes incentive payments to individuals at its discretion based on non-financial criteria. Non-financial criteria for evaluating individual performance include specific goals or achievements that employees may set for themselves with management oversight at the beginning of a year or other intangible performance objectives, including completion of certain project milestones or improving a specific skill set relating to a given employee’s position.

Our board of directors typically uses an Adjusted EBITDA target as the primary measure to determine the size of the incentive pool and whether financial performance targets have been met.

2012 Long-Term Incentive Plan

We maintain our 2012 Long-Term Incentive Plan, or the 2012 Plan, to align the interests of our directors, officers and other service providers with the interests of our stockholders. Because vesting is based on continued service, these equity based incentives are also intended to encourage the retention of directors, officers and other service providers through the vesting period of the awards.

Eligibility; Types of Awards. Directors, officers and other employees and service providers of ours and any of our subsidiaries are eligible to participate in the 2012 Plan. We currently employ approximately 1,000 employees. The 2012 Plan provides for the grant of incentive stock options that qualify under Section 422 of the Code, nonqualified stock options, restricted stock, restricted stock units, or RSUs, stock bonuses and stock appreciation rights. Incentive stock options may be granted only to our employees, including officers, or employees of any of our subsidiaries. Nonqualified stock options, and all awards other than incentive stock options, may be granted to our employees, officers, and directors. The Compensation Committee may elect, in its sole discretion, to grant an award in exchange for the cancellation of an existing award.

Shares Available for Awards. The 2012 Plan currently authorizes 417,649 shares of our common stock to be issued. No more than 375,000 shares of our common stock may be issued under 2012 Plan pursuant to restricted stock awards, RSUs and stock awards, in the aggregate.

Administration. The 2012 Plan is administered by the Compensation Committee, which has the authority to determine which eligible individuals should receive awards, the type and amount of the awards, and the other terms and conditions of the awards (including vesting and cancellation provisions) and has the full authority to interpret the 2012 Plan. The Compensation Committee may delegate to our Chief Executive Officer or to a committee of our officers any or all authority for administering the 2012 Plan, subject to certain limitations.

Term of Plan; Amendments. We expect the 2012 Plan to be in effect until all awards issued under the 2012 Plan and all restrictions on the awards have lapsed. However, no incentive stock options will be granted under the 2012 Plan on or after the 10th anniversary of the last action by our board of directors, subsequently approved by our stockholders within twelve months of such action, adopting the 2012 Plan or approving an increase in the number of shares available for issuance under the 2012 Plan. Our board of directors may at any time modify or amend the 2012 Plan in any respect, subject to applicable laws, rules and regulations, and requirements of Nasdaq listing standards. However, no change in an award already granted under the 2012 Plan may generally be made without the written consent of the award holder if the change would adversely affect the holder.

Stock Options. The Compensation Committee determines whether a stock option is granted as an incentive stock option or a nonqualified stock option. The exercise price per share of incentive stock options may not be less than the fair value of our common stock at the date of the grant, and the maximum term of incentive stock options is ten years. The aggregate market value, on the date of the grant, of the common stock for which incentive stock options are exercisable for the first time by an employee during any calendar year may not exceed $100,000. For grantees who own more than 10% of the total combined voting power of our outstanding capital stock or our parent or subsidiaries, incentive stock options must have an exercise price of not less than 110% of the fair market value of the common stock underlying the option and a maximum term of five years. The exercise price per share of nonqualified stock options may be any amount determined by the Compensation Committee, and nonqualified stock options may have any term fixed by the Compensation Committee.

Stock Appreciation Rights. The 2012 Plan provides that the Compensation Committee may grant stock appreciation rights, which entitle the person who exercises the rights to receive an amount equal to the difference between the fair market value of the common stock subject to the right at the time of exercise and the time of grant, in the amounts and subject to such terms, conditions, and restrictions as our board of directors determines.

Restricted Stock; Restricted Stock Units; Performance-Based Awards; Stock Bonuses. The 2012 Plan provides that the Compensation Committee may issue restricted stock, RSUs, performance-based awards or stock bonuses in the amounts and subject to such terms, conditions, and restrictions as the Compensation Committee determines. Restricted stock, RSUs and performance-based awards may be issued for any consideration determined by the Compensation Committee.

Changes in Capital Structure. The 2012 Plan authorizes the Compensation Committee to make appropriate adjustments in outstanding options and awards and in shares reserved under the 2012 Plan in the event of a stock split, recapitalization, or certain other transactions. The Compensation Committee also has discretion to convert options, to limit the exercise period of outstanding options, and to accelerate the exercisability of options in the event of merger or certain other changes in our capital structure.

Equity Compensation Plan Information

The following table provides information as of December 31, 2014 regarding shares of our common stock that may be issued under the 2012 Plan, which was our only existing equity compensation plan as of that date and prior to the adoption of the Plan and Agreement:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans(3)
Equity compensation plans approved by security holders	55,603	—	7,808
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	55,603	—	7,808

(1)	Includes 55,603 shares issuable upon vesting of outstanding RSU awards.
(2)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSU awards, which have no exercise price.
(3)	To the extent that any outstanding award under the 2012 Plan is canceled, expired, forfeited, surrendered, settled in cash, or otherwise terminated without delivery of shares to the participant, the shares retained by or returned to us will be available for future awards under the 2012 Plan.

2013 Retention Bonus Plan

We developed the 2013 Retention Bonus Plan, or the 2013 Plan, in connection with our acquisition of Evergreen Helicopters, Inc., or EHI, from Evergreen International Aviation, Inc., or EIA, in May 2013. We refer to the acquisition as the “Evergreen Acquisition.” The 2013 Plan was developed for the purpose of retaining mission critical personnel following the Evergreen Acquisition and to motivate such persons to continue contributing to our growth and profitability.

The 2013 Plan is administered by the Compensation Committee, which has the discretionary authority to interpret and administer the 2013 Plan and to adopt rules and regulations to implement the 2013 Plan. The Compensation Committee has delegated to our Chief Executive Officer the day-to-day implementation and interpretation of the 2013 Plan, including the approval of individual payouts under the 2013 Plan to employees other than our executive management team. Our Chief Executive Officer has the sole and absolute discretion to determine the level of achievement, the amount of any bonus awards and the timing of payment of any bonus awards to be paid hereunder (provided that any such determinations in respect of our executive management team shall be made by the Compensation Committee). Our board of directors or the Compensation Committee must approve the aggregate payout under the 2013 Plan and individual payouts under the 2013 Plan to our executive management team (including the timing or acceleration of any such payments).

Only full-time exempt employees are eligible to participate in the 2013 Plan. A former employee is not eligible to participate in the 2013 Plan if he or she resigns or is terminated for any reason at any time before a bonus is paid pursuant to the 2013 Plan. A person may be considered ineligible for the 2013 Plan at any time and for any reason at the discretion of the Compensation Committee or our Chief Executive Officer, regardless of whether he or she remains one of our employees.

The aggregate amount of bonus awards payable under the 2013 Plan shall not exceed $2,000,000 (less our share of FICA taxes required to be withheld on the retention bonuses). No amounts awarded or accrued under the 2013 Plan will be funded, set aside or otherwise segregated prior to payment. The obligation to pay the bonuses awarded under the 2013 Plan will at all times be our unfunded and unsecured obligation. As of April 16, 2015, we have paid an aggregate of $1.5 million to our employees under the 2013 Plan and there are no amounts still to be paid.

The following table presents the named executive officers who received bonus awards pursuant to the 2013 Plan and the aggregate amounts of such awards, as determined by the Compensation Committee. The amounts were awarded in May 2013 and were paid in four equal installments on the quarterly anniversary of the grant date, subject to the recipient’s continued service:

Name	Retention Bonus ($)
Udo Reider(1)	160,000
Edward Rizzuti(2)	80,000

(1)	Mr. Rieder’s service as our President and Chief Executive Officer terminated on March 31, 2015.
(2)	Mr. Rizzuti’s service as our Vice President, General Counsel and Corporate Secretary terminated on June 26, 2015.

Retirement Benefits

We do not provide our named executive officers with supplemental or other retirement benefits other than eligibility to participate in our broad-based 401(k) plan.

Outstanding Equity Awards at Fiscal 2014 Year-End

The following table sets forth certain information with respect to the value of all unexercised RSUs and other equity awards previously awarded to our named executive officers as of December 31, 2014:

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Udo Rieder(2)	—	—
Eric Struik(3)	11,000	91,740
Edward Rizzuti(4)	6,485	54,085

(1)	The aggregate dollar value of the RSUs is shown at maximum payout value based on the $8.34 per share closing price of Erickson’s common stock on the Nasdaq Global Market on December 31, 2014.
(2)	Mr. Rieder’s service as our President and Chief Executive Officer terminated on March 31, 2015.
(3)	All of the RSUs vest on the second anniversary of the grant date, which was November 26, 2013.
(4)	Two-fifths of the RSUs vested on the grant date, and one-fifth of the RSUs vested on each of the first, second and third anniversaries of the grant date, which was April 17, 2012. Mr. Rizzuti’s service as our Vice President, General Counsel and Corporate Secretary terminated on June 26, 2015.

Compensation of Directors

The following table sets forth information concerning the compensation earned during the 2014 fiscal year by each individual who served as a non-employee director at any time during the fiscal year:

2014 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Kenneth Lau(2)	—	—	—
Quinn Morgan	—	—	—
Hank Halter	40,000	48,573	88,573
Gary R. Scott	35,000	43,578	78,578
Meredith R. Siegfried	35,000	43,578	78,578
James L. Welch	40,000	48,573	88,573

(1)	Amounts represent the aggregate grant date fair value of all stock awards without regard to forfeitures, computed in accordance with FASB ASC Topic 718. The assumptions used with respect to the valuation are set forth in “Erickson Air-Crane Incorporated Consolidated Financial Statements – Notes to Financial Statements – Note 2 – Summary of Significant Accounting Policies – Stock-Based Compensation” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.
(2)	Mr. Lau’s service as a director terminated on March 19, 2015.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of Messrs. Welch or Scott or Ms. Siegfried, who serves or has served during the past fiscal year as a member of the Compensation Committee, is an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of July 2, 2015 (the “Measurement Date”) by (1) each stockholder who is known by us to beneficially own more than 5% of our common stock, (2) each of our directors, (3) each of our named executive officers, and (4) all of our directors and executive officers as a group. Unless otherwise indicated, the address of each beneficial owner is c/o Erickson Incorporated, 5550 SW Macadam Avenue, Suite 200, Portland, Oregon 97239.

Beneficial Owner(1)	Number of Shares Beneficially Owned (2)		Percent(3)
5% Stockholders:
ZM EAC LLC	4,650,123	(4)	33.6
ZM Private Equity Fund I, L.P.	1,580,723	(4)	11.4
ZM Private Equity Fund II, L.P.	677,453	(4)	4.9
10th Lane Finance Co., LLC	634,763	(4)	4.6
Ariel Investments, LLC(5)	2,340,545		16.9
Cetus Capital II, LLC(6)	1,307,155		9.4
Coliseum Capital Management, LLC(7)	838,560		6.1
Named Executive Officers and Directors:
Udo Rieder(8)	59,682		*
Eric Struik	—		*
Edward Rizzuti(9)	8,895		*
Quinn Morgan(4)	7,543,064	(10)	54.5
Jeffrey Roberts	—		*
Gary R. Scott	5,478		*
Meredith R. Siegfried	5,478		*
James L. Welch	6,087		*
Glenn Johnson	0		0

All executive officers and directors as a group (10 persons)	7,569,483		54.7

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)	Under SEC rules, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise, conversion, or exchange of options or other exercisable, convertible, or exchangeable securities.

(3)	Calculated on the basis of 13,833,174 shares of common stock outstanding as of the Measurement Date, plus any additional shares of common stock that a stockholder has the right to acquire within 60 days after the Measurement Date.

(4)	Mr. Morgan serves on our board of directors and is the managing member of ZM EAC LLC and Q&U Investments LLC. Q&U Investments LLC is the managing member of ZM Private Equity Fund I GP, LLC, which is the general partner of ZM Private Equity Fund I, L.P.; Q&U Investments LLC is the managing member of ZM Private Equity Fund II GP, LLC, which is the general partner of ZM Private Equity Fund II, L.P.; and Q&U Investments LLC is the managing member of 10th Lane Partners LLC, which is the managing member of 10th Lane Finance Co., LLC. Accordingly, Mr. Morgan may be deemed to have sole voting and investment power with respect to the shares held by ZM EAC LLC, ZM Private Equity Fund I, L.P., ZM Private Equity Fund II, L.P., and 10th Lane Finance Co., LLC. The address of each of the parties is 60 East 42nd Street, Suite 1400, New York, NY 10165.

(5)	Information is based on amendment No. 3 to Schedule 13G filed with the SEC on February 13, 2015, which also contains the beneficial owner’s address.

(6)	Information is based on amendment No. 2 to Schedule 13G filed with the SEC on February 13, 2015, which also contains the beneficial owner’s address.

(7)	Information is based on amendment No. 1 to Schedule 13G filed with the SEC on February 17, 2015, which also contains the beneficial owner’s address.

(8)	Mr. Rieder’s service as our President and Chief Executive Officer terminated on March 31, 2015.

(9)	Mr. Rizzuti’s service as our Vice President, General Counsel and Corporate Secretary terminated on June 26, 2015.

(10)	Consists of 4,650,123 shares owned by ZM EAC LLC, 1,580,723 shares owned by ZM Private Equity Fund I, L.P., 677,453 shares owned by ZM Private Equity Fund II, L.P., and 634,763 shares owned by 10th Lane Finance Co., LLC. Mr. Morgan disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None of our directors or officers since January 1, 2014, being the commencement of our last completed fiscal year, nor any associate of any of the foregoing persons, have any substantial interest, direct or indirect, by security holdings or otherwise in the Plan and Agreement, except for the option we expect to grant to Mr. Roberts pursuant to the Plan and Agreement disclosed elsewhere in this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the Securities and Exchange Commission, or the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.ericksonaviation.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this Information Statement. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of its Public Reference Room.

Statements contained in this Information Statement concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

We will only deliver one Information Statement to multiple common stockholders sharing an address and the same last name unless we have received contrary instructions from one or more of the common stockholders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any common stockholder at a shared address to which a single copy of this Information Statement was delivered. Upon written or oral request, we will also deliver a single copy of any future annual reports, information statements and related materials to any common stockholder or holders sharing an address to which multiple copies are now delivered. Common stockholders sharing an address who wish to receive a separate copy of this Information Statement or single copies of future annual reports, information statements and related materials may write or telephone us at:

5550 SW Macadam Avenue, Suite 200

Portland, OR 97239

(503) 505-5800

Appendix A

THE SECURITIES THAT ARE THE SUBJECT OF THIS PLAN AND AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

ERICKSON INCORPORATED

CEO PLAN & STOCK OPTION AGREEMENT

This CEO Plan & Stock Option Agreement (this “Plan and Agreement”) of Erickson Incorporated (the “Company”) constitutes the stock option plan pursuant to which the Company intends to grant to Jeffrey G. Roberts, the Participant to be named in the Notice of Grant of CEO Plan Stock Option (the “Grant Notice”), an option (the “Option”) to purchase up to 165,000 shares of Common Stock (the “Option Shares”). The Option will be granted, if at all, upon the terms and conditions set forth in the Grant Notice and this Plan and Agreement. The Option is intended to be granted after the Company has obtained the approval of this Plan and Agreement by the stockholders of the Company. The Participant has no right or interest in or to the Option (or any other security of the Company) unless and until the Compensation Committee or such other committee appointed to administer this Plan and Agreement (the “Committee”) of the Company’s Board of Directors (the “Board”) grants the Option to the Participant. Any shares issued upon the exercise of the Option shall not reduce the number of shares available for issuance under any other stock option plan or equity incentive plan of the Company.

After the Option is granted, the Participant will receive the Grant Notice, which by signing the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with, the Grant Notice and this Plan and Agreement; (b) accepts the Option subject to all of the terms and conditions of the Grant Notice and this Plan and Agreement; (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice and this Plan and Agreement; and (d) acknowledges and agrees that the Option is granted in connection with Participant’s employment by the Company, and the Option satisfies in full the Company’s obligation to issue the Participant an equity incentive grant as described in Paragraph 6 of Exhibit A to that certain Executive Employment Agreement, dated February 28, 2015, by and between the Participant and the Company (the “Employment Agreement”).

1.    DEFINITIONS AND CONSTRUCTION.

1.1  Definitions.    Unless otherwise defined herein, capitalized terms have the meanings assigned to such terms in the Grant Notice.

1.2  Construction.    Captions and titles contained herein are for convenience only and do not affect the meaning or interpretation of any provision of this Plan and Agreement. Except when otherwise indicated by the context, the singular includes the plural and the plural includes the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. The terms “include” and “including” mean include or including without limitation.

2.    TAX CONSEQUENCES.

2.1  Tax Status of Option.    The Option is intended to be an “incentive stock option” within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder. The terms and conditions of the Option and this Plan and Agreement shall be interpreted, to the maximum extent possible, to cause the Option to qualify as an “incentive stock option” under Section 422 of the

Code. The Option shall be treated as a nonqualified stock option to the extent that requirements applicable to “incentive stock options” under the Code shall not be satisfied.

2.2  ISO Compliance.    The Option is the only option which may be issued under this Plan and Agreement. The aggregate number of shares of Common Stock that may be issued under this Plan and Agreement is 165,000. The employees (or class of employees) eligible to receive options under this Plan and Agreement consists solely of the Company’s Chief Executive Officer. The Option will be deemed a nonqualified stock option to the extent the aggregate Fair Market Value (as defined below) of Common Stock with respect to which incentive stock options are exercisable by the Participant for the first time in any calendar year under this Plan and Agreement and under any other stock option plans of the Company or any subsidiary or parent corporation would exceed $100,000, determined in accordance with Section 422(d) of the Code (applied by taking stock options into account in the order in which granted).

3.    ADMINISTRATION.

The Committee shall administer this Plan and Agreement and have all powers and discretion necessary or appropriate to administer this Plan and Agreement and to control its operation, including the power to grant the Option to the Participant and to prescribe its terms and conditions. All questions of interpretation concerning the Grant Notice, this Plan and Agreement, or any other form of agreement or other document employed by the Company in the administration of this Plan and Agreement or the Option shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Option, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to this Plan and Agreement, the Option or other agreement in connection therewith (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Option. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation or election. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to this Plan and Agreement or the Option.

4.    EXERCISE OF THE OPTION.

4.1  Right to Exercise.    Except as otherwise provided herein, after it is granted the Option shall become exercisable in accordance with the vesting schedule set forth in the Grant Notice. In no event shall the Option be exercisable for more shares than the number of Option Shares specified in the Grant Notice, as adjusted pursuant to Section 9.

4.2  Method of Exercise.    Exercise of the Option shall be by means of electronic or written notice (the “Exercise Notice”) in the form attached hereto as Exhibit A or in any other form authorized by the Company. An electronic Exercise Notice must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company). In the event that the Participant is not authorized or is unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company). Each Exercise Notice, whether electronic or written, must state the Participant’s election to exercise the Option, the number of whole shares of Common Stock for which the Option is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such shares as may be required pursuant to the provisions of this Plan and Agreement. Further, each Exercise Notice must be received by the Company prior to the termination of the Option as set forth in

Section 6 and must be accompanied by full payment of the exercise price per Option Share set forth in the Grant Notice (the “Exercise Price”) for the number of shares of Common Stock being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice and the aggregate Exercise Price.

4.3    Payment of Exercise Price.

(a)  Forms of Consideration Authorized.    Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Common Stock for which the Option is being exercised shall be made (i) in cash, by check or in cash equivalent, (ii) if permitted by the Company and subject to the limitations contained in Section 4.3(b), by means of a Cashless Exercise, a Net-Exercise or a Stock Tender Exercise (as each such term is defined below); or (iii) by any combination of the foregoing.

(b)  Limitations on Forms of Consideration.    The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedure providing for payment of the Exercise Price through any of the means described below, including with respect to the Participant notwithstanding that such program or procedures may be available to others.

(i)    Cashless Exercise.    A “Cashless Exercise” means the delivery of a properly executed Exercise Notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to shares of Common Stock acquired upon the exercise of the Option in an amount not less than the aggregate Exercise Price for such shares (including through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System).

(ii)    Net-Exercise.    A “Net-Exercise” means the delivery of a properly executed Exercise Notice electing a procedure pursuant to which (A) the Company will reduce the number of shares otherwise issuable to the Participant upon the exercise of the Option by the largest whole number of shares having a Fair Market Value (as defined below) that does not exceed the aggregate Exercise Price for the shares with respect to which the Option is exercised, and (B) the Participant shall pay to the Company in cash the remaining balance of such aggregate Exercise Price not satisfied by such reduction in the number of whole shares to be issued. Following a Net-Exercise, the number of shares remaining subject to the Option, if any, shall be reduced by the sum of (1) the net number of shares issued to the Participant upon such exercise, and (2) the number of shares deducted by the Company for payment of the aggregate Exercise Price. “Fair Market Value” means, with respect to a share of Common Stock as of a given date, (x) the closing price per share of Common Stock on such date (or if such date is not a trading day, then on the next preceding trading date), as reported on the NASDAQ Stock Market or other principal exchange on which the Common Stock is then listed, or (y) if not so listed, such value as determined by the Board in its discretion and, to the extent necessary, determined in a manner consistent with Section 409A of the Code and the regulations thereunder.

(iii)    Stock Tender Exercise.    A “Stock Tender Exercise” means the delivery of a properly executed Exercise Notice accompanied by (A) the Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Common Stock having a Fair Market Value that does not exceed the aggregate Exercise Price for the shares with respect to which the Option is exercised, and (B) the Participant’s payment to the Company in cash of the remaining balance of such aggregate Exercise Price not satisfied by such shares’ Fair Market Value. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, the Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Common Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

4.4  Tax Withholding.

(a)  In General.    By executing the Grant Notice, the Participant specifically authorizes the Company, at the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, to withhold from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Company, if any, which arise in connection with the Option. The Company shall have no obligation to deliver shares of Common Stock until any such tax withholding obligations of the Company have been satisfied by the Participant.

(b)  Withholding in Shares.    The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of the Company’s tax withholding obligations upon exercise of the Option by deducting from the shares of Common Stock otherwise issuable to the Participant upon such exercise a number of whole shares having a Fair Market Value, as determined by the Company as of the date of exercise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

4.5  Beneficial Ownership of Shares; Certificate Registration.    The Company, in its sole discretion, may deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the exercise of the Option. Except as provided by the preceding sentence, a certificate for the shares as to which the Option is exercised shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

4.6  Restrictions on Grant of the Option and Issuance of Shares.    The grant of the Option and the issuance of shares of Common Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Common Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations, the Company’s insider trading policy or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, the Option may not be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the Option Shares or (b) in the opinion of legal counsel to the Company, the Option Shares may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE PARTICIPANT IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN AFTER THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

4.7  Fractional Shares.    The Company shall not be required to issue fractional shares upon the exercise of the Option.

5.  NONTRANSFERABILITY OF THE OPTION.

During the lifetime of the Participant, the Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. The Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Following the death of the Participant, the Option, to the extent provided in Section 7, may be exercised by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

6.    TERMINATION OF THE OPTION.

The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the tenth anniversary of the Grant Date (the “Expiration Date”), (b) the close of business on the last date for exercising the Option following termination of the Participant’s Service (as defined below) as described in Section 7, or (c) a Change in Control (as defined below), to the extent provided in Section 8.

7.    EFFECT OF TERMINATION OF SERVICE.

7.1  Option Exercisability.    The Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period as determined below and thereafter shall terminate.

(a)  Disability.    If the Participant’s Service terminates because of the Disability (as defined below) of the Participant, the Option, to the extent unexercised and exercisable for shares that are vested pursuant to the Grant Notice (“Vested Shares”) on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of three hundred sixty-five (365) days after the date on which the Participant’s Service terminated, but in any event no later than the Expiration Date. “Disability” means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of twelve (12) months or more and that, in the opinion of the Company and one independent physician, causes a Participant to be unable to perform his or her Service and unable to be engaged in any substantial gainful activity. Disability is deemed to have occurred on the first day after the independent physician furnished his or her written opinion of disability to the Company and the Company has reached an opinion of disability.

(b)  Death.    If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of three hundred sixty-five (365) days after the date on which the Participant’s Service terminated, but in any event no later than the Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within ninety (90) days after the Participant’s termination of Service.

(c)  Termination for Cause.    Notwithstanding any other provision of this Plan and Agreement, if the Participant’s Service is terminated for Cause (as defined below), the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service.

(d)  Other Termination of Service.    If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for Vested Shares by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of ninety (90) days after the date on which the Participant’s Service terminated, but in any event no later than the Expiration Date.

7.2  Extension if Exercise Prevented by Law.    Notwithstanding the foregoing, other than termination of the Participant’s Service for Cause, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until the later of (a) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (b) the end of the applicable time period under Section 7.1, but in any event no later than the Expiration Date.

8.    EFFECT OF CHANGE IN CONTROL.

8.1  General Effect.    In the event of a Change in Control, and provided that the Participant’s Service has not terminated prior to the Change in Control, then the Option shall become immediately vested and exercisable as of the day immediately prior to the consummation of the Change in Control.

8.2  Cashout Option.    Notwithstanding anything in this Plan and Agreement to the contrary, in the event of a Change in Control in which the stockholders of the Company receive a majority of the consideration for the Common Stock in cash, the Committee shall have the right, but not the obligation, to cancel, immediately prior to the Change in Control, the Option, and to pay to the Participant in consideration for such cancellation an amount that the Committee, in its sole discretion, in good faith determines to be the equivalent value of such Option at the time of the Change in Control, based on the fair market value of the consideration received by the stockholders in the Change in Control transaction (e.g., the “in-the-money” value for the Option). If the Option has an Exercise Price greater than or equal to the fair market value of the Common Stock in such Change in Control transaction, the Option may be cancelled without payment of consideration.

8.3  Definitions.

(a)    “Change in Control” means (1) a change in ownership of the Company under paragraph (i) below, or (2) a change in effective control of the Company under paragraph (ii) below, or (3) a change in the ownership of a substantial portion of the assets of the Company under paragraph (iii) below.

(i)    Change in the Ownership of the Company.    A change in the ownership of the Company shall occur on the date that any one person, or more than one person acting as a group (as defined in paragraph (iv)), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total Fair Market Value or total voting power of the stock of the Company. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total Fair Market Value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the corporation (within the meaning of paragraph (ii) below)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This paragraph (i) applies only when there is a transfer of stock of the Company and stock in the Company remains outstanding after the transaction.

(ii)    Change in the Effective Control of the Company.    A change in the effective control of the Company shall occur on the date that either (A) any one person or more than one person acting as a group (as defined in paragraph (iv)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company; or (B) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

(iii)    Change in the Ownership of a Substantial Portion of the Company’s Assets.    A change in the ownership of a substantial portion of the Company’s assets shall occur on the date that any one person, or more than one person acting as a group (as defined in paragraph (iv) below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. There is no Change in Control event under this paragraph (iii) when there is a transfer to an entity that is controlled by the stockholders of the transferring corporation immediately after the transfer. A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock, (B) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iv). For purposes of this paragraph (iii), a person’s status is determined immediately after the transfer of the assets.

(iv)    Persons Acting As a Group.    For the purposes of paragraphs (i), (ii), and (iii), persons will not be considered to be acting as a group solely because they purchase or own assets or stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets or stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of assets or stock, or similar transaction, such stockholder is considered to be acting as a group with other stockholders in a corporation only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(v)    Compliance with Section 409A.    Each of paragraphs (i) through (iv) above shall be construed and interpreted consistent with the requirements of Section 409A of the Code and the regulations thereunder.

(b)    “Non-Employee Director” means any member of the Board who is not an employee of the Company.

(c)    “Service” means, as applicable, a Participant’s employment with the Company or any Subsidiary, or a Participant’s service as a Non-Employee Director with the Company or any Subsidiary.

(d)    “Subsidiary” means an entity an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

9.    ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Common Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Common Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Common Stock, appropriate and proportionate adjustments shall be made to the number, Exercise Price and kind of shares subject to the Option, in order to prevent dilution or enlargement of the Participant’s rights under the Option. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and the Exercise Price shall be rounded up to the nearest whole cent. In no event may the Exercise Price be decreased to an amount less than the per share par value, if any, of the stock subject to the Option. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

10.    RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

The Participant shall have no rights as a stockholder with respect to any shares subject to the Option until the date of the issuance of the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9. The Participant understands and acknowledges that nothing in this Plan and Agreement shall confer upon the Participant any right to continue in the Service of the Company or interfere in any way with any right of the Company to terminate the Participant’s Service as a director, an employee or a consultant, as the case may be, at any time.

11.    STOCK DISTRIBUTIONS SUBJECT TO PLAN AND AGREEMENT.

If, from time to time, there is any stock dividend, stock split or other change, as described in Section 9, in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this Plan and Agreement, then in such event any and all new, substituted or additional securities to which the Participant is entitled by reason of the Participant’s ownership of the shares acquired upon exercise of the Option shall be immediately subject to this Plan and Agreement with the same force and effect as the shares subject to this Plan and Agreement immediately before such event.

12.    NOTICE OF SALES UPON DISQUALIFYING DISPOSITION.

The Participant shall dispose of the shares acquired pursuant to the Option only in accordance with the provisions of this Plan and Agreement. If shares of Common Stock acquired by the exercise of the Option are disposed of within two (2) years following the Grant Date or one (1) year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

13.    LEGENDS.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Plan and Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include the following:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

14.    RESTRICTIONS ON TRANSFER OF SHARES.

No shares acquired upon exercise of the Option may be sold, exchanged, transferred (including any transfer to a nominee or agent of the Participant), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner that violates any of the provisions of this Plan and Agreement, and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any shares which will have been transferred in violation of any of the provisions set forth in this Plan and Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred.

15.    STOCKHOLDER APPROVAL.

The Company has obtained, or will seek, within twelve (12) months after the date hereof, the approval of this Plan and Agreement by the stockholders of the Company.

16.    MISCELLANEOUS PROVISIONS.

16.1    Termination or Amendment.    The Committee may terminate or amend this Plan and Agreement or the Option at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, at any time after the Option has been granted no such termination or amendment may adversely affect any unexercised portion of the Option without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation, including Section 409A of the Code. No amendment or addition to this Plan and Agreement shall be effective unless in writing.

16.2    Compliance with Section 409A.    The Company intends that income realized by the Participant pursuant to this Plan and Agreement will not be subject to taxation under Section 409A of the Code. The provisions of this Plan and Agreement shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A of the Code. The Company, in its reasonable discretion, may amend (including retroactively) this Plan and Agreement in order to conform to the applicable requirements of Section 409A of the Code, including amendments to facilitate the Participant’s ability to avoid taxation under Section 409A of the Code. However, the preceding provisions shall not be construed as a guarantee by the Company of any particular tax result for income realized by the Participant pursuant to this Plan and Agreement. In any event, and except for the responsibilities of the Company set forth in Section 4.4, the Company shall not be responsible for the payment of any applicable taxes incurred by the Participant on income realized by the Participant pursuant to this Plan and Agreement.

16.3    Further Instruments.    Upon the Participant’s execution of the Grant Notice, the Participant and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Plan and Agreement.

16.4    Binding Effect.    This Plan and Agreement shall inure to the benefit of the successors and assigns of the Company and, if the Option has been granted and subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

16.5    Delivery of Documents and Notices.    Any document relating to the Option, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Plan and Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)    Description of Electronic Delivery.    The Grant Notice, this Plan and Agreement and any reports of the Company provided generally to the Company’s stockholders may be delivered to the

Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice, Exercise Notice called for by Section 4.2 or the notice of disqualifying disposition called for by Section 12 to the Company or to such third party involved in administering the Option as the Company may designate from time to time. Such means of electronic delivery may include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Option, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)    Consent to Electronic Delivery.     The Participant acknowledges that the Participant has read Section 16.5(a) of this Plan and Agreement and consents to the electronic delivery of the Option documents and, if permitted by the Company, the electronic delivery of the Grant Notice and Exercise Notice, as described in Section 16.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 16.5(a) or may change the e-mail address to which such documents are to be delivered (if Participant has provided an e-mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or e-mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 16.5(a).

16.6    Integrated Agreement.    The Grant Notice and this Plan and Agreement, together with any employment, service or other agreement with the Participant and the Company referring to the Option, shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations or warranties among the Participant and the Company with respect to such subject matter, including any obligation to issue the Participant an equity incentive grant under the Employment Agreement. To the extent contemplated herein or therein, the provisions of the Grant Notice and this Plan and Agreement shall survive any exercise of the Option and shall remain in full force and effect.

16.7    Applicable Law.    This Plan and Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

16.8    Counterparts.    The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

*        *        *         *        *

EXHIBIT A

☒ Incentive Stock Option	Participant:	Jeffrey G. Roberts

☐ Nonstatutory Stock Option	Date:

STOCK OPTION EXERCISE NOTICE

Erickson Incorporated

Attention: General Counsel

5550 SW Macadam Avenue, Suite 200

Portland, Oregon 97239

Ladies and Gentlemen:

1.        Option.    I was granted an option (the “Option”) to purchase shares of the common stock (the “Option Shares”) of Erickson Incorporated (the “Company”) pursuant to my Notice of Grant of CEO Plan Stock Option (the “Grant Notice”) and the CEO Plan & Stock Option Agreement (the “Plan and Agreement”) as follows:

Date of Grant (the “Grant Date”):

Number of Option Shares:

Exercise Price per Option Share:	$

2.        Exercise of Option.    I hereby elect to exercise the Option to purchase the following number of Option Shares, all of which are Vested Shares (as defined in the Plan and Agreement), in accordance with the Grant Notice and the Plan and Agreement:

Total Option Shares Purchased:

Total Exercise Price (Total Option Shares X Exercise Price per Option Share)	$

3.        Payments.    I enclose payment in full of the total exercise price for the Option Shares in the following form(s), as authorized by the Plan and Agreement:

☐ Cash:	$

☐ Check:	$

☐ Cashless Exercise:	Contact Plan Administrator

☐ Net-Exercise:	Contact Plan Administrator

☐ Stock Tender Exercise:	Contact Plan Administrator

A-A-1

4.        Tax Withholding.    I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with the Option. If I am exercising a Nonstatutory Stock Option, I enclose payment in full of my withholding taxes, if any, as follows:

(Contact Plan Administrator for amount of tax due.)

☐ Cash:	$

☐ Check:	$

5.        Participant Information.

My address is:

My Social Security Number is:

6.        Binding Effect.    I agree that the Option Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Grant Notice and the Plan and Agreement, to each of which I hereby expressly assent. The Grant Notice and the Plan and Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

7.        Transfer.    I understand and acknowledge that the Option Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and that consequently the Option Shares must be held indefinitely unless they are subsequently registered under the Securities Act, an exemption from such registration is available, or they are sold in accordance with Rule 144 under the Securities Act. I further understand and acknowledge that the Company is under no obligation to register the Option Shares. I understand that the certificate or certificates evidencing the Option Shares will be imprinted with legends which prohibit the transfer of the Option Shares unless they are registered or such registration is not required in the opinion of legal counsel satisfactory to the Company.

I am aware that Rule 144 under the Securities Act, which permits limited public resale of securities acquired in a nonpublic offering, is not currently available with respect to the Option Shares and, in any event, is available only if certain conditions are satisfied. I understand that any sale of the Option Shares that might be made in reliance upon Rule 144 may only be made in limited amounts in accordance with the terms and conditions of such rule and that a copy of Rule 144 will be delivered to me upon request.

I understand that I am purchasing the Option Shares pursuant to the terms of the Grant Notice and the Plan and Agreement, copies of which I have received and carefully read and understand.

Very truly yours,

(Signature)

Receipt of the above is hereby acknowledged.

ERICKSON INCORPORATED

By:

Title:

Dated:

A-A-2